Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GTJ REIT, Inc.
Lynbrook, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2010, relating to the consolidated financial statements of GTJ REIT, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO USA, LLP
Melville, New York
September 23, 2010